UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2015

THE DEWEY ELECTRONICS CORPORATION (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-2892 (Commission File Number)	13-1803974 (I.R.S. Employer Identification Number)

27 Muller Road Oakland, New Jersey (address of principal executive offices)	07436 (Zip Code)

Registrant's telephone number, including area code: (201) 337-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act

❑	Soliciting material pursuant to Rule 14a–12 under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) On December 9, 2015, the Board of Directors appointed Donna Medica as the Company’s principal financial officer effectively immediately.

Ms. Medica is also the Company’s Controller and principal accounting officer. Prior to joining the Company in September 2015, from November 2013 to August 2015, Ms. Medica was Director, Accounting Services for Jackson Hewitt Tax Service Inc. (a provider of individual federal and state income tax preparation and financial services).  From June 2009 to March 2013, Ms. Medica was Senior Manager, Corporate Accounting for DRS Technologies, Inc. (a supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide). There have been no transactions nor are there any proposed transactions between the Company and Ms. Medica that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 9, 2015, at the Company’s annual meeting of shareholders, the following five directors were elected to serve for the ensuing year.  Set forth below are the number of votes cast for, or withheld with respect to, each such person (who were the Company’s nominees for directors):

1.	Election of Directors:

Name	For	Withheld	Abstain	Broker Non-Vote
John H.D. Dewey	916,817	6,619	0	346,314
James M. Link	918,383	5,053	0	346,314
Robert M. Meissner	918,817	4,619	0	346,314
Nathaniel T. Roberts	918,817	4,619	0	346,314
Ronald Tassello	918,817	4,619	0	346,314

2.	Ratification on the selection of EisnerAmper LLP as the Corporation’s Independent Registered Public Accounting firm for the fiscal year ending June 30, 2016

For	1,259,308
Against	10,442
Abstain	0
Broker Non-Vote	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: December 15, 2015	By:	/s/ John H. D. Dewey
John H. D. Dewey
President and Chief Executive Officer